EXHIBIT 99.1

652 Albany Shaker Road, Albany, NY 12211	News Release
FOR IMMEDIATE RELEASE:

PIONEER BANCORP, INC.
ANNOUNCES ADOPTION OF SECOND STOCK REPURCHASE PROGRAM

Albany, N.Y. – December 17, 2025 – Pioneer (NASDAQ: PBFS), a leading financial institution in New York’s Capital Region, today announced that it has adopted a stock repurchase program for up to approximately 5% of its outstanding common stock, or 1,254,027 shares of its common stock.  This is Pioneer’s second stock repurchase program since completing its mutual holding company reorganization and related stock offering. Pioneer has also completed its initial stock repurchase program. Under the program, Pioneer repurchased 1,298,883 shares, or approximately 5%, of its then outstanding common stock. The shares were repurchased at an average price of $11.83 per share.
Shares may be repurchased in open market or private transactions, through block trades, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission (the “SEC”).  The repurchase program has no expiration date.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both Pioneer and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and Pioneer’s financial performance.  Open market purchases will be subject to the limitations set forth in Rule 10b-18 of the SEC and other applicable legal requirements.

The timing and amount of share repurchases under this authorization may be suspended, terminated or modified by Pioneer at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. Pioneer is not obligated to repurchase any particular number of shares or any shares in any specific time period.

About Pioneer
Pioneer Bancorp, Inc. (“Pioneer” or the “Company”) is a financial holding company with more than $2 billion in assets that provides diversified financial services through its subsidiaries. The Company’s subsidiary, Pioneer Bank, National Association and its subsidiaries, with 22 offices in the Capital Region of New York State, offers a broad array of banking, wealth management, insurance, employee benefit, and human resources consulting services to individuals, businesses, and municipalities. The Company’s subsidiary, Pioneer Capital Markets, Inc., is a FINRA-registered broker-dealer focused on municipal bond trading. For more information on Pioneer, please visit www.pioneerny.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may.” Pioneer’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. No assurance can be given that the future results covered by forward-looking statements will be achieved. These statements are based on the current expectations of our management, and it is important to note that our actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including those discussed in our transition report on Form 10-KT for the six months ended December 31, 2024, under the heading “Risk Factors” and other filings made with the SEC, including our quarterly reports on Form 10-Q. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, Pioneer does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.
For additional information contact:
Patrick J. Hughes
Executive Vice President and Chief Financial Officer
(518) 730-3025
InvestorRelations@pioneerny.com